Exhibit 99.1

Heidrick & Struggles Announces Planned Leadership Transition

Krishnan Rajagopalan, President and Chief Executive Officer, to Retire

Thomas L. Monahan III Appointed Chief Executive Officer

Tom Murray, Global Managing Partner of Executive Search, Promoted to President

Preliminary Fourth Quarter Net Revenue Results Expected to be $240 Million—$260 Million, In Line with Previously Issued Guidance

CHICAGO, IL (January 23, 2024) – Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of global leadership advisory and on-demand talent solutions, today announced that President and CEO Krishnan Rajagopalan has decided to retire, after more than 23 years with the Company. Rajagopalan will step down as President and CEO and from the Board, effective March 4, 2024, and will retire from the Company as of April 1, 2024, after which he will continue to serve as an advisor, working closely with clients around the world. Following a planned succession process, the Board has appointed Thomas L. Monahan III to succeed Rajagopalan as CEO and member of the Board, effective March 4, 2024. Monahan currently serves as Managing Partner of Norton Street Holdings and was previously President and CEO of DeVry University and CEO and Chairman of CEB, formerly Corporate Executive Board, where he helped grow the C-suite advisory company to serve over 90 percent of the Fortune 500.

The Company also announced that Tom Murray, Heidrick & Struggles’ Global Managing Partner of Executive Search, will become the Company’s President, reporting to Tom Monahan, effective March 4, 2024. In addition to continuing to lead Executive Search, Murray will have operational responsibility for On-Demand Talent, Heidrick Consulting and Go-to-Market in his new role.

“The Board of Directors, including Krishnan, have thoughtfully and deliberately developed this succession plan, and we are confident these leadership announcements position Heidrick & Struggles for continued success well into the future,” said Adam Warby, Chairman of the Board of Heidrick & Struggles. “Tom Monahan is a proven and innovative executive with a deep passion for the leadership arena and a unique view into what matters – and what works – when driving corporate performance. Tom’s decades of experience in growing technology-enabled services firms focused on delivering C-suite advice makes him the right person to build on our strengths in leadership advisory and to unlock transformative growth through our strategy of innovative diversification. I am confident that Tom is the right person to succeed Krishnan as CEO. We are also fortunate to benefit from Tom Murray’s expertise as he assumes the role of President. His equally deep passion for leadership, success in leading our executive search business and deep understanding of our firm and the needs of this enormous market will ensure seamless execution and a strong sense of culture as we navigate this transition and grow in size and impact. As we embark on this transition, I believe Heidrick & Struggles is well-positioned to continue delivering value to shareholders and clients as a leader in next generation talent advisory solutions throughout the world.”

Warby continued, “I want to thank Krishnan for his invaluable contributions over the past 23 years and his tremendous dedication to building the exceptional company that exists today. As one of the most influential global advisors on talent and leadership, Krishnan has helped transform the Company to be the preeminent leadership advisory firm in the world. We are grateful for his leadership and look forward to his guidance as an advisor.”

Monahan said, “Anyone who knows me, understands that I am passionate about the work of finding, developing, and supporting great leaders. Heidrick & Struggles has shaped the leadership advisory industry for decades. As a longtime client, I can see endless possibilities to extend our strength in search, which will continue to be the cornerstone of our strategy, and leverage our diverse assets — including our On-Demand, Consulting and Digital solutions — to deliver value for our clients and our shareholders, and I look forward to leading the Company’s talented team as we help clients put the right leadership teams and strategies in place to change the world.”

Murray said, “I am grateful to have worked closely with Krishnan and the Heidrick & Struggles team over the past six years as we have built the Company with integrity, compassion and professionalism. At Heidrick & Struggles, our biggest asset is the amazing people we have across the globe. It is a privilege to be in an expanded role and working deeper with our incredible teams to synchronize going to market as one firm. I’m excited to work with Tom to execute on our strategy to provide broad, comprehensive solutions that enable our clients to meet the talent and human capital challenges at the executive level.”

Rajagopalan concluded, “Leading Heidrick & Struggles has been a privilege, and I want to thank the global team for their support on this journey. I am incredibly proud of what we have achieved, how we have transformed the business through the diversification of our offerings, the impact we have had on clients, the growth and expanded diversity of our team, and the culture that we have built. I am confident that Tom and Tom will lead Heidrick & Struggles to its next chapter of growth and client impact.”

Thomas L. Monahan III Biography

Monahan has been an innovator in technology-enabled services businesses for more than three decades. He currently serves as the Managing Partner of Norton Street Holdings, a private investment vehicle that engages with organizations that leverage intellectual property, data, and technology to lift the performance of outstanding professionals. Previously, he was the President and CEO of DeVry University, where he guided the university to digital innovation, sustained growth, outstanding student success metrics, and financial strength as a newly independent institution. Before joining DeVry in 2020, Monahan spent more than two decades building and leading innovative technology, data, and services companies, including serving as Executive Chairman of Carlyle-backed digital engineering innovator ProKarma and on multiple public and private boards. He was previously CEO and Chairman of CEB, a C-suite advisory company that equips leaders of global organizations with insights, tools and actionable solutions to transform enterprise performance. Under Monahan’s leadership, CEB grew to nearly $1 billion in revenue and $3 billion in enterprise value, serving more than 10,000 companies globally, including 90 percent of the Fortune 500.

Tom Murray Biography

Based in Heidrick & Struggles’ Boston office, Murray is currently the Global Managing Partner of Executive Search. He is a member of the global management committee and is responsible for leading the firm’s global executive search business and client operations. Previously, Murray was the Global Managing Partner of the global Technology & Services Practice. Prior to joining Heidrick & Struggles, Murray was Chief Talent Officer and Senior Vice President of Global Human Resources for Dell, focused on succession planning, talent acquisition, learning & development, talent management and human resources for global sales & marketing. Prior to that, he was Chief Talent Officer for EMC, which merged with Dell in 2016 making it the world’s largest privately controlled tech company at the time.

Preliminary Fourth Quarter 2023 Results

On a preliminary basis for the fourth quarter of 2023, the Company expects net revenue of $240 million to $260 million, which is in line with previous guidance.

The Company will hold a conference call to discuss 2023 fourth quarter and full year financial results on February 26. Krishnan Rajagopalan will be joined by Mark Harris, CFO, on the call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world’s top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, diversity and inclusion, leadership assessment and development, organization and team acceleration, culture shaping and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 65 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com

Disclaimer and Safe Harbor Statement

The estimated financial results contained in this press release are preliminary, and final results for the fourth quarter of fiscal year 2023 may change. These preliminary results are based upon our estimates and are subject to completion of our financial closing procedures. In addition, these preliminary results have not been audited by our independent registered public accounting firm. This summary of recent results is not a comprehensive statement of our financial results for the fourth quarter of fiscal year 2023.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding and the Company’s expectations regarding the Company’s strategy and growth plans. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “sees”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim”, “confident” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted, or implied in the forward-looking statements include, among other things, the recently-announced leadership changes, as well as the uncertainties and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors” in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Heidrick & Struggles

Media Contact

Bianca Wilson, Director, Public Relations, Americas

bwilson@heidrick.com

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shorwitz@heidrick.com